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                                                                    Exhibit 10.4
                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                      -----------------------------------

          AMENDMENT No. 1, dated as of August 2, 2000 (this "Amendment") made by McNaughton Apparel Group Inc., a Delaware corporation (formerly known as Norton McNaughton, Inc., the "Company"), to that certain Rights Agreement dated as of January 19, 1996 (the "Agreement"), between the Company and American Stock Transfer & Trust Company (the "Rights Agent").

          WHEREAS, the Company has determined to provide for an exception to the definition of "Acquiring Person" in the Agreement for certain issuances made in connection with the Agreement of Purchase and Sale dated as of April 15, 1998, as amended, by and among JJ Acquisition Corp., the Company, Jeri-Jo Knitwear Inc., Jamie Scott, Inc. and the Stockholders of Jamie Scott, Inc. (the "Jeri-Jo Agreement");

          WHEREAS, the Company desires to provide certainty to its stockholders, the securities markets and the Rights Agent in respect of the terms of the Agreement and to further the purposes and intent of the Agreement; and

          WHEREAS, in order to effect the foregoing, the Company has determined to amend the Agreement pursuant to Section 27 of the Agreement as set forth below;

          NOW, THEREFORE, effective as of the date hereof, the Agreement is hereby amended pursuant to Section 27 thereof as follows:

          1. The second sentence of Section 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

              "Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as the result of (x) an acquisition after the date hereof of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding, (y) the acquisition by any Person of the Common Shares issued, issuable or to be issued pursuant to the terms of the Jeri-Jo Agreement and the related Employment Agreements (as defined in the Jeri-Jo Agreement), or (z) the acquisition by any Person (together with all Affiliates and Associates of such Person) of Beneficial Ownership of 20% or more of the Common Shares of the Company then outstanding in the good faith belief that such acquisition would not (A) cause such Beneficial Ownership to exceed 20% of the Common Shares than outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (B) otherwise cause a Distribution Date to occur."

          2. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such
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State, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

          3. The Agreement, as amended hereby, is hereby ratified, confirmed and continued in full force and effect.

                                  *     *     *


          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first above written by an officer duly authorized.

                              McNAUGHTON APPAREL GROUP INC.

                              By: /s/ Amanda J. Bokman
                                  --------------------
                                 Name:  Amanda J. Bokman
                                 Title: Vice President and
                                        Chief Financial Officer

          American Stock Transfer & Trust Company hereby executes this Amendment pursuant to Section 27 of the Agreement.

                              AMERICAN STOCK TRANSFER & TRUST COMPANY

                              By: /s/ Herbert J. Lemmer
                                  ---------------------
                                 Name:  Herbert J. Lemmer
                                 Title: Vice President